(THE FOLLOWING INFORMATION APPEARS ON THE FRONT COVER OF THE REPORT)

1995

MERCANTILE BANKSHARES CORPORATION

FIRST
QUARTER
REPORT

for the three months ended
March 31, 1995

[LOGO] MERCANTILE BANKSHARES CORPORATION

PAGE

[LOGO] MERCANTILE BANKSHARES CORPORATION

TO OUR SHAREHOLDERS:

Net income for the first quarter of 1995 was $.50 per share, an increase of 11.1% over the $.45 per share for the comparable period last year. Consolidated net income for the first three months of 1995 increased 11.0% to $24,208,000 compared to $21,818,000 for 1994.

  At March 31, 1995, total assets were $5,936,738,000, an increase of 2.7% over the $5,781,819,000 at March 31, 1994 and total stockholders' equity was $731,954,000, an increase of 6.8% over the comparable amount last year. For more detailed analyses of quarterly results, please see Management's Discussion on page 8.

  The following key ratios are generally considered measures of earnings and financial strength. The annualized return on average total assets was 1.7% and the annualized return on average equity was 13.4% for the quarter. Average equity as a percentage of average total assets was 12.5%. The allowance for loan losses was 2.3% of total loans at the end of the quarter.


                      H. Furlong Baldwin

                      Chairman of the Board

   Two Hopkins Plaza/P.O. Box 1477/Baltimore, Maryland 21203/(410)237-5900
_____________________________________________________________________________


                                   CONTENTS

Principal Affiliates .................................              2
Consolidated Financial Summary .......................              3
Consolidated Balance Sheets ..........................              4
Statement of Consolidated Income .....................              5
Statement of Consolidated Cash Flows .................              6
Statement of Changes in Consolidated
Stockholders' Equity .................................              7
Notes to Consolidated Financial
Statements ...........................................              7
Management's Discussion and Analysis of
Financial Condition and Results
of Operations ........................................              8
Officers and Directors ...............................             10
Corporate Information ................................             11

PAGE                              1


PRINCIPAL AFFILIATES                (see APPENDIX)


1. THE ANNAPOLIS BANKING
   AND TRUST CO.

   Robert E. Henel, Jr.,
   President and CEO
   Main Street & Church Circle
   P.O. Box 311
   Annapolis, Md. 21404
   410/268-3366

2. BALTIMORE TRUST CO.

   Robert E. Dickerson,
   President and CEO
   One West Church Street
   P.O. Box 470
   Selbyville, De. 19975
   302/436-8236

3. BANK OF SOUTHERN
   MARYLAND

   Wesley E. Hughes, Jr.,
   President and CEO
   304 Charles Street
   P.O. Box X
   LaPlata, Md. 20646
   301/934-1000

4. CALVERT BANK AND TRUST CO.

   Harold J. Kahl,
   Chairman, President and CEO
   Calvert Village
   Shopping Center
   P.O. Box 590
   Prince Frederick, Md. 20678
   410/535-3535

5. THE CHESTERTOWN BANK OF
   MARYLAND

   R. Raymond Tarrach,
   President and CEO
   211 High Street
   P.O. Box 60
   Chestertown, Md. 21620
   410/778-2400

6. THE CITIZENS NATIONAL BANK

   Peter W. Floeckher, Jr.,
   President and CEO
   Fourth & Main Streets
   P.O. Box 10
   Laurel, Md. 20707
   301/725-3100

7. COUNTY BANKING & TRUST CO.

   S. Dell Foxx,
   President and CEO
   123 North Street
   P.O. Box 100
   Elkton, Md. 21922
   410/398-2600

8. THE EASTVILLE BANK

   Robert L. Simpson,
   President and CEO
   16485 Lankford Highway
   P.O. Box 7
   Eastville, Va. 23347
   804/678-5187

9. FARMERS & MERCHANTS BANK--
   EASTERN SHORE

   H. B. Rew, Jr.,
   President and CEO
   25275 Lankford Highway
   P.O. Box 623
   Onley, Va. 23418
   804/787-4111

10. THE FIDELITY BANK

    C. Joseph Cunningham, III,
    President and CEO
    59 East Main Street
    P.O. Box 50
    Frostburg, Md. 21532
    301/689-1111

11. THE FIRST NATIONAL BANK
    OF ST. MARY'S

    John A. Candela,
    President and CEO
    5 East Park Avenue
    P.O. Box 655
    Leonardtown, Md. 20650
    301/475-8081

12. THE FOREST HILL STATE BANK

    Paul E. Peak,
    President and CEO
    130 South Bond Street
    P.O. Box 1307
    Bel Air, Md. 21014
    410/838-6131

13. FREDERICKTOWN BANK
    & TRUST CO.

    Robert E. Gearinger,
    Chairman and CEO
    30 North Market Street
    P.O. Box 510
    Frederick, Md. 21705
    301/662-8231

14. MERCANTILE-SAFE DEPOSIT
    & TRUST CO.

    H. Furlong Baldwin,
    Chairman and CEO
    2 Hopkins Plaza
    P.O. Box 1477
    Baltimore, Md. 21203
    410/237-5900

15. THE NATIONAL BANK OF FREDERICKSBURG

    William B. Young,
    President and CEO
    2403 Fall Hill Avenue
    P.O. Box 7207
    Fredericksburg, Va. 22404
    703/899-3200

16. PENINSULA BANK

    Jeffrey F. Turner,
    President and CEO
    11738 Somerset Avenue
    P.O. Box 219
    Princess Anne, Md. 21853
    410/651-2400

17. THE PEOPLES BANK OF MARYLAND

    Jeffrey N. Heflebower,
    President and CEO
    205 Market Street
    P.O. Box 220
    Denton, Md. 21629
    410/479-2600

18. POTOMAC VALLEY BANK

    Kenneth C. Cook,
    President and CEO
    702 Russell Avenue
    Gaithersburg, Md. 20877
    301/963-7600

19. ST. MICHAELS BANK

    William W. Duncan, Jr.,
    President and CEO
    213 Talbot Street
    P.O. Box 70
    St. Michaels, Md. 21663
    410/745-5091

20. WESTMINSTER BANK AND TRUST CO.

    Ferdinand A. Ruppel, Jr.,
    President and CEO
    71 East Main Street
    P.O. Box 29
    Westminster, Md. 21158
    410/848-9300

________________________________

    MERCANTILE
    MORTGAGE
    CORPORATION

    Paul W. Parks,
    President and CEO
    20 South Charles Street
    P.O. Box 17027
    Baltimore, Md. 21203
    410/347-8940


CONSOLIDATED FINANCIAL SUMMARY

                                                                                           For the 3 Months Ended
                                                                                                 March 31,
                                                                                                               % Increase
(Dollars in thousands, except per share data)                                   1995             1994          (Decrease)
- --------------------------------------------------------------------------------------------------------------------------
OPERATING RESULTS
Net interest income .....................................................    $69,333           $61,138            13%
Net interest income--taxable equivalent .................................     70,324            61,967            13
Provision for loan losses ...............................................      1,440             1,822           (21)
Net income ..............................................................     24,208            21,818            11
                                                                         -------------------------------------------------

PER COMMON SHARE DATA
Net income ..............................................................    $   .50             $ .45            11%
Dividends paid ..........................................................        .20               .17            18
Book value at period end ................................................      15.36             14.23             8
Market value at period end ..............................................      22 1/8            18 1/4           21
Market range:
  High ..................................................................      22 3/8            21                7
  Low ...................................................................      19 1/2            18 1/4            7
                                                                         -------------------------------------------------

AVERAGE CONSOLIDATED BALANCE SHEETS
Total loans ............................................................. $3,975,300        $3,688,900             8%
Total earning assets ....................................................  5,564,800         5,434,200             2
Total assets ............................................................  5,884,400         5,754,300             2
Total deposits ..........................................................  4,687,200         4,645,600             1
Stockholders' equity ....................................................    734,500           684,100             7
                                                                         -------------------------------------------------

RATIOS
(Net income annualized)
Return on average assets ................................................       1.67%             1.54%            8%
Return on average equity ................................................      13.37             12.93             3
Average equity to average assets ........................................      12.48             11.89             5
Net interest rate spread--taxable equivalent ............................       4.14              3.88             7
Effect of noninterest-bearing funds--taxable equivalent .................        .99               .74            34
Net interest margin on earning assets--taxable equivalent ...............       5.13              4.62            11
Provision for loan losses (annualized) to period end loans ..............        .14               .20           (30)
Net charge-offs (annualized) to period end loans ........................                          .03          (100)
Non-performing loans to period end loans ................................        .82               1.50          (45)
Allowance for loan losses to period end loans ...........................       2.28              2.54           (10)
Allowance for loan losses to non-performing loans .......................     277.42            169.54            64
Other real estate owned to period end loans and OREO ....................        .22               .56           (61)
Non-performing assets to period end loans and OREO ......................       1.04              2.04           (49)
                                                                         -------------------------------------------------

See notes to consolidated financial statements

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share        MARCH 31,      December 31,
  data)                                             1995              1994
- ------------------------------------------------------------------------------
ASSETS
Cash and due from banks ..................     $ 241,666         $ 257,046
Interest-bearing deposits in other banks .           100               100
Investment securities:
    U.S. Treasury and government agencies
      Held-to-maturity--market value of
        $1,206,499 (1995) and $1,210,799
        (1994) ...........................     1,225,962         1,251,514
      Available-for-sale at fair value ...       246,571           329,552
    States and political subdivisions
      Held-to-maturity--market value of
        $13,077 (1995) and $13,054
        (1994) ...........................        13,304            13,581
    Other investments
      Held-to-maturity--market value of
        $9,028 (1995) and $8,833 (1994) ..         8,256             8,183
      Available-for-sale at fair value ...         3,726             3,434
                                              ----------        -----------
        Total investment securities ......     1,497,819         1,606,264
                                              ----------        -----------
Federal funds sold .......................           850
Loans ....................................     4,063,428         3,938,095
Less: allowance for loan losses ..........       (92,738)          (91,257)
                                              ----------        -----------
        Loans, net .......................     3,970,690         3,846,838
                                              ----------        -----------
Bank premises and equipment, less
  accumulated depreciation of
  $72,654 (1995) and $72,349 (1994) ......        75,136            74,259
Other real estate owned, net .............         8,953            10,165
Excess cost over equity in affiliated
  banks, net .............................        18,580            18,862
Other assets .............................       122,944           124,691
                                              ----------        -----------
        Total assets .....................    $5,936,738        $5,938,225
                                              ==========        ===========
LIABILITIES
Deposits:
    Noninterest-bearing deposits .........     $ 897,956         $ 954,228
    Interest-bearing deposits ............     3,885,700         3,811,165
                                              ----------        -----------
        Total deposits ...................     4,783,656         4,765,393
Short-term borrowings ....................       319,273           356,268
Accrued expenses and other liabilities ...        70,613            61,177
Long-term debt ...........................        31,242            31,470
                                              ----------        -----------
        Total liabilities ................     5,204,784         5,214,308
                                              ----------        -----------
STOCKHOLDERS' EQUITY
Preferred stock, no par value; authorized
  2,000,000 shares; issued and
  outstanding--None
Common stock, $2 par value; authorized
  67,000,000 shares; issued 47,657,469
  shares in 1995 and 48,114,014 shares in
  1994 ...................................        95,315            96,228
Capital surplus ..........................        14,386            22,988
Retained earnings ........................       621,647           606,972
Unrealized gains (losses) on securities,
  net ....................................           606            (2,271)
                                              ----------        -----------
        Total stockholders' equity .......       731,954           723,917
                                              ----------        -----------
         Total liabilities and
           stockholders' equity ..........    $5,936,738        $5,938,225
                                              ==========        ===========

[FN]
See notes to consolidated financial statements


                       STATEMENT OF CONSOLIDATED INCOME


                                                                       For the 3 Months Ended
                                                                               March 31,
(Dollars in thousands, except per share data)                        1995                    1994
- --------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans ...........................           $ 90,629                 $71,546
                                                                ---------                --------
Interest and dividends on investment securities:
  Taxable interest income ............................             20,715                  22,065
  Tax-exempt interest income .........................                165                     182
  Dividends ..........................................                103                      52
  Other investment income ............................                 62                      70
                                                                ---------                --------
                                                                   21,045                  22,369
                                                                ---------                --------
Other interest income ................................                  2                      60
                                                                ---------                --------
        Total interest income ........................            111,676                  93,975
                                                                ---------                --------
INTEREST EXPENSE
Interest on deposits .................................             36,862                  29,854
Interest on short-term borrowings ....................              4,958                   2,447
Interest on long-term debt ...........................                523                     536
                                                                ---------                --------
        Total interest expense .......................             42,343                  32,837
                                                                ---------                --------
NET INTEREST INCOME ..................................             69,333                  61,138
Provision for loan losses ............................              1,440                   1,822
                                                                ---------                --------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES...             67,893                  59,316
                                                                ---------                --------
NONINTEREST INCOME
Trust division services ..............................             10,742                  10,611
Rental income ........................................              2,318                   2,194
Service charges on deposit accounts ..................              3,908                   3,795
Other fees ...........................................              4,516                   4,764
Investment securities gains and (losses) .............               (993)                     49
Other income .........................................                130                   3,706
                                                                ---------                --------
        Total noninterest income .....................             20,621                  25,119
                                                                ---------                --------
NONINTEREST EXPENSES
Salaries .............................................             22,126                  20,836
Employee benefits ....................................              6,488                   6,307
Net occupancy expense of bank premises ...............              4,353                   4,598
Furniture and equipment expenses .....................              3,647                   3,436
Communications and supplies ..........................              2,432                   2,312
FDIC insurance premium expense .......................              2,737                   2,731
Other expenses .......................................              8,026                   8,486
                                                                ---------                --------
        Total noninterest expenses ...................             49,809                  48,706
                                                                ---------                --------
Income before income taxes ...........................             38,705                  35,729
Applicable income taxes ..............................             14,497                  13,911
                                                                ---------                --------
NET INCOME ...........................................           $ 24,208                 $21,818
                                                                =========                ========
NET INCOME PER SHARE OF COMMON STOCK (2) .............               $.50                    $.45
                                                                =========                ========

See notes to consolidated financial statements



                     STATEMENT OF CONSOLIDATED CASH FLOWS


Increase (decrease) in cash and cash                                   For the 3 Months Ended
  equivalents                                                                  March 31,
(Dollars in thousands)                                               1995                    1994
- ---------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Interest and fees on loans ...........................           $ 89,976                $ 71,598
Interest and dividends on investment securities ......             20,535                  22,205
Other interest income ................................                 27                      50
Noninterest income ...................................             22,157                  25,062
Interest paid ........................................            (41,422)                (34,162)
Noninterest expenses paid ............................            (48,186)                (54,880)
Income taxes paid ....................................             (4,105)                   (730)
                                                                ----------              ----------
    Net cash provided by operating activities ........             38,982                  29,143
                                                                ----------              ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of investment securities
  held-to-maturity ...................................             48,536                  90,340
Proceeds from sales of investment securities
  available-for-sale .................................             71,721                  91,094
Proceeds from maturities of investment securities
  available-for-sale .................................             28,819                   1,850
Purchases of investment securities held-to-maturity ..            (23,775)                (59,151)
Purchases of investment securities available-for-sale.            (13,157)                (91,764)
Net (increase) decrease in customer loans ............           (124,848)                 10,149
Capital expenditures .................................             (2,800)                 (1,863)
                                                                ----------              ----------
    Net cash provided by (used in) investing
      activities .....................................            (15,504)                 40,655
                                                                ----------              ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net decrease in noninterest-bearing deposits .........            (56,272)                (59,353)
Net increase (decrease) in NOW and savings accounts ..           (104,331)                  2,897
Net increase in certificates of deposit ..............            178,866                  22,578
Net increase (decrease) in short-term borrowings .....            (36,995)                  7,550
Repayment of long-term debt ..........................               (228)                   (215)
Proceeds from issuance of shares .....................                752                   1,216
Repurchase of common shares ..........................            (10,267)                 (3,293)
Dividends paid .......................................             (9,533)                 (8,022)
                                                                ----------              ----------
    Net cash used in financing activities ............            (38,008)                (36,642)
                                                                ----------              ----------
Net increase (decrease) in cash and cash equivalents .            (14,530)                 33,156
Cash and cash equivalents at beginning of period .....            257,146                 176,771
                                                                ----------              ----------
Cash and cash equivalents at end of period ...........          $ 242,616                $209,927
                                                                ==========              ==========

Reconciliation of net income to net cash                                For the 3 Months Ended
  provided by operating activities                                             March 31,
(Dollars in thousands)                                               1995                    1994
- --------------------------------------------------------------------------------------------------------
Net income ...........................................            $24,208                 $21,818
                                                                ----------              ----------
Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization .....................              1,923                   1,799
   Provision for loan losses .........................              1,440                   1,822
   Write-down of other real estate owned .............                768                   1,465
   Investment securities (gains) and losses ..........                993                     (49)
   Amortization of excess cost over equity in
     affiliates ......................................                283                     283
   Increase in interest receivable ...................             (1,138)                   (122)
   (Increase) decrease in other receivables ..........                543                      (8)
   (Increase) decrease in other assets ...............              2,341                  (7,340)
   Increase (decrease) in interest payable ...........                921                  (1,325)
   Decrease in accrued expenses ......................             (3,692)                 (2,381)
   Increase in taxes payable .........................             10,392                  13,181
                                                                ----------              ----------
    Total adjustments ................................             14,774                   7,325
                                                                ----------              ----------
Net cash provided by operating activities ............            $38,982                 $29,143
                                                                ==========              ==========

See notes to consolidated financial statements


          STATEMENT OF CHANGES IN CONSOLIDATED STOCKHOLDERS' EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994

                                                                                                               Unrealized Gains
                                                                                                                    (Losses) on
(Dollars in thousands, except per share data)              Common Stock    Capital Surplus  Retained Earnings        Securities
- ---------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1993 .......................             $96,470             $26,958           $551,513
Unrealized gains (losses) on securities at January
  1, 1994 ........................................                                                                      $ 1,059
Net income .......................................                                                     21,818
Cash dividends paid:
  Common stock ($.17 per share) ..................                                                     (7,826)
  By affiliated bank prior to affiliation ........                                                       (196)
Issuance of 29,851 shares for dividend
  reinvestment and stock purchase plan ...........                  60                 461
Issuance of 5,040 shares for employee stock
  purchase dividend reinvestment plan ............                  10                  88
Issuance of 41,836 shares for employee stock
  option plan ....................................                  84                 513
Purchase of 165,000 shares under stock repurchase
  plan ...........................................                (330)             (2,963)
Change in unrealized gains (losses) on securities                                                                        (2,560)
                                                              --------            --------           --------           --------
BALANCE, MARCH 31, 1994 ..........................             $96,294             $25,057           $565,309           $(1,501)
                                                              ========            ========           ========           ========
BALANCE, DECEMBER 31, 1994 .......................             $96,228             $22,988           $606,972           $(2,271)
Net income .......................................                                                     24,208
Cash dividends paid:
  Common stock ($.20 per share) ..................                                                     (9,533)
Issuance of 29,711 shares for dividend
  reinvestment and stock purchase plan ...........                  59                 568
Issuance of 6,108 shares for employee stock
  purchase dividend reinvestment plan ............                  12                 113
Purchase of 492,364 shares under stock repurchase
  plan ...........................................                (984)             (9,283)
Change in unrealized gains (losses) on securities                                                                         2,877
                                                              --------            --------           --------           --------
BALANCE, MARCH 31, 1995 ..........................             $95,315             $14,386           $621,647              $606
                                                              ========            ========           ========           ========
- -----------------------------------------------------------------------------------------------------------------------------------

NOTES

1) The statements include the accounts of the Corporation and all of its affiliates, with all significant intercompany transactions eliminated, and in the opinion of management, include all adjustments necessary for a fair presentation of the results for the interim period. All such adjustments are of a normal recurring nature. Effective with the beginning of the 1995 fiscal year, the Corporation adopted the provisions of FASB Statement No. 114, Accounting by Creditors for Impairment of a Loan, and FASB Statement No. 118, Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosure. Implementation of these pronouncements did not have a material effect on the financial statements of the Company. In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance. Previously reported average loan balances have been reclassified to conform to the 1995 presentation.

2) Year to date per share amounts are based on the weighted average number of common shares outstanding during the period or 47,988,614 shares for 1995 and 48,223,970 shares for 1994.

3) Amounts reported for 1994 have been restated to include the accounts of The National Bank of Fredericksburg, Fredericksburg, Virginia, which became an affiliate in November 1994. The affiliation was accounted for as a pooling of interests. The accompanying statement of consolidated income for 1994 includes total income of $4,210,000 and net income of $597,000 for the three months ended March 31, 1994, applicable to The National Bank of Fredericksburg.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Net income for the first quarter of 1995 was $.50 per share, an increase of 11% over the $.45 per share for the comparable period last year. Consolidated net income was $24,208,000, an increase of 11% over the $21,818,000 for the first quarter of 1994. Year to date per share amounts are based on the weighted average number of common shares outstanding of 47,988,614 for 1995 and 48,223,970 for 1994. Amounts originally reported have been restated to include the accounts of The National Bank of Fredericksburg, Fredericksburg, Virginia, which became an affiliate in November 1994. The affiliation was accounted for as a pooling of interests.

  Net interest income for the first three months of 1995 was 13% higher than the amount for the comparable period in 1994 due to an increase of 11% in net interest margin on earning assets and an increase of 2% in average earning assets. Average loans increased by 8% over the first quarter of 1994 to $3,975,300,000 for the first quarter of 1995. Average loans as a percentage of average earning assets increased to 71% for the period ended March 31, 1995, compared to 68% of average earning assets for the comparable period in 1994. Meanwhile, average total investment securities declined to $1,589,200,000, or 29% of average earning assets for the period ended March 31, 1995, from $1,739,200,000, or 32% of average earning assets for the comparable period in 1994.

  Total noninterest income decreased 18% for the first three months of 1995. Factors contributing to this decline include a gain of $3,137,000 on the sale of an asset during the first quarter of 1994; a $993,000 loss on the sale of investment securities during the first quarter of 1995 compared to a $49,000 gain on the sale of securities in 1994; and a decrease in mortgage banking fees.

  Total noninterest expenses, excluding the provision for loan losses, for the first quarter of 1995 increased 2% over the comparable period in 1994. Other expenses include $768,000 in charges for reserves against the carrying value of other real estate owned compared to $1,465,000 in the first quarter of 1994. The provision for loan losses for the first quarter of 1995 was $1,440,000 compared to $1,822,000 for the first quarter of 1994.

  During the quarter ended March 31, 1995, non-performing assets decreased $1,431,000 to $42,382,000. Other real estate owned, one of the components of non-performing assets, decreased $1,212,000 and non-performing loans, the other component, decreased $219,000. Net recoveries were $41,000 in the first quarter of 1995 versus net charge-offs of $278,000 in the comparable quarter of 1994. The allowance for loan losses was $92,738,000 at March 31, 1995 or 277% of non-performing loans.

  Investment securities decreased 7% to $1,497,819,000 at March 31, 1995 from $1,606,264,000 at December 31, 1994 in order to provide funding for loan growth. Total loans outstanding increased by 3% to $4,063,428,000 at March 31, 1995 from $3,938,095,000 at December 31, 1994.

  Total deposits remained essentially flat at $4,783,656,000 on March 31, 1995. However, noninterest-bearing deposits declined by 6% to $897,956,000 at March 31, 1995 from $954,228,000 at December 31, 1994 as interest-bearing deposits increased by 2% to $3,885,700,000 at March 31, 1995 from $3,811,165,000 one quarter earlier. This shift in deposit mix is attributed to higher rates paid on time deposits in the first quarter of 1995 compared to the rates being paid at the end of 1994.


ANALYSIS OF INTEREST RATES AND INTEREST DIFFERENTIALS

The following table presents the distribution of the average consolidated balance sheets, interest income/expense and annualized yields earned and rates paid through the first three months of the year.

                                                                        1995                                     1994
                                                         ---------------------------------       ----------------------------------
                                                         Average       Income*/   Yield*/        Average        Income*/   Yield*/
(Dollars in thousands)                                   Balance        Expense      Rate        Balance         Expense      Rate
- -----------------------------------------------------------------------------------------------------------------------------------
Earning assets
  Loans:
    Commercial ...............................     $1,304,500        $ 30,821       9.6%     $1,217,800         $22,037       7.3%
    Mortgage and construction ................      2,181,300          49,493       9.2       1,989,100          40,371       8.2
    Consumer .................................        489,500          11,191       9.3         482,000          9, 842       8.3
                                                   ----------        --------                ----------         -------
        Total loans ..........................      3,975,300          91,505       9.3       3,688,900          72,250       7.9
                                                   ----------        --------                ----------         -------
  Federal funds sold .........................            200               1       2.0           5,500              48       3.5
    Securities:
    Taxable securities
      U.S. Treasury securities ...............      1,539,300          20,358       5.4       1,685,200          21,672       5.2
      U.S. Agency securities .................         27,200             357       5.3          29,700             393       5.4
      Other stocks and bonds .................          9,300             186       8.1           9,800             142       5.9
    Tax-exempt securities
      States and political subdivisions ......         13,400             259       7.8          14,500             287       8.0
                                                   ----------        --------                ----------         -------
        Total securities .....................      1,589,200          21,160       5.4       1,739,200          22,494       5.2
                                                   ----------        --------                ----------         -------
  Interest-bearing deposits in other banks ...            100               1       4.1             600              12       8.1
                                                   ----------        --------                ----------         -------
        Total earning assets .................      5,564,800         112,667       8.2       5,434,200          94,804       7.1
Cash and due from banks ......................        192,400        --------                   190,500         -------
Bank premises and equipment, net .............         75,100                                    74,000
Other assets .................................        144,200                                   149,100
Less: allowance for loan losses ..............        (92,100)                                  (93,500)
                                                   ----------                                ----------
        Total assets .........................     $5,884,400                                $5,754,300
                                                   ==========                                ==========
Interest-bearing liabilities
  Deposits:
    Savings deposits .........................     $2,254,900          17,122       3.1      $2,429,000          15,478       2.6
    Time deposits ............................      1,572,600          19,740       5.1       1,357,900          14,376       4.3
                                                   ----------        --------                ----------         -------
        Total interest-bearing deposits ......      3,827,500          36,862       3.9       3,786,900          29,854       3.2
  Short-term borrowings ......................        363,800           4,958       5.5         336,800           2,447       2.9
  Long-term debt .............................         31,300             523       6.8          32,200             536       6.8
                                                   ----------        --------                ----------         -------
        Total interest-bearing funds .........      4,222,600          42,343       4.1       4,155,900          32,837       3.2
Noninterest-bearing deposits .................        859,700        --------                   858,700         -------
Other liabilities and accrued expenses .......         67,600                                    55,600
                                                   ----------                                ----------
        Total liabilities ....................      5,149,900                                 5,070,200
Stockholders' equity .........................        734,500                                   684,100
                                                   ----------                                ----------
        Total liabilities and stockholders'
        equity. . ............................     $5,884,400                                $5,754,300
                                                   ==========                                ==========
Net interest income ..........................                       $ 70,324                                   $61,967
                                                                     ========                                   =======
Net interest rate spread .....................                                      4.1%                                      3.9%
Effect of noninterest-bearing funds ..........                                      1.0                                        .7
                                                                                    ---                                       ---
Net interest margin on earning assets ........                                      5.1%                                      4.6%
                                                                                    ===                                       ===
Taxable-equivalent adjustment included in:
    Loan income ..............................                          $ 876                                     $ 704
    Investment securities income .............                            115                                       125
                                                                     --------                                   -------
        Total ................................                          $ 991                                     $ 829
                                                                     ========                                   =======

*Presented on a tax equivalent basis using the statutory federal corporate income tax rate of 35%.


MERCANTILE BANKSHARES CORPORATION

OFFICERS

H. Furlong Baldwin
  Chairman of the Board and Chief Executive Officer
Douglas W. Dodge
  Vice Chairman of the Board
Edward K. Dunn, Jr.
  President
Kenneth A. Bourne, Jr.
  Executive Vice President and Treasurer
Hugh W. Mohler
  Executive Vice President
Jay M. Wilson
  Executive Vice President
John A. O'Connor, Jr.
  Senior Vice President and Secretary
Robert W. Johnson
  Senior Vice President
O. James Talbott, II
  Senior Vice President
Brian B. Topping
  Vice President
Jerry F. Graham
  Vice President and Controller

DIRECTORS

H. Furlong Baldwin
  Chairman of the Board and Chief Executive Officer of Mercantile Bankshares Corporation and Chairman of the Board and Chief Executive Officer of Mercantile-Safe Deposit & Trust Company
Thomas M. Bancroft, Jr.
  Former Chairman of the Board and Chief Executive Officer of The New York Racing Association
Richard O. Berndt
  Partner in the law firm of Gallagher, Evelius & Jones
James A. Block, M.D.
  President and Chief Executive Officer of Johns Hopkins Health System and The Johns Hopkins Hospital
George L. Bunting, Jr.
  President and Chief Executive Officer of Bunting Management Group
Douglas W. Dodge
  Vice Chairman of the Board of Mercantile Bankshares Corporation and President of Mercantile-Safe Deposit & Trust Company
Edward K. Dunn, Jr.
  President of Mercantile Bankshares Corporation and a Vice Chairman of the Board of Mercantile-Safe Deposit & Trust Company
B. Larry Jenkins
  Chairman of the Board, President and Chief Executive Officer of Monumental Life Insurance Company and a Senior Vice President of AEGON USA, Inc.
Robert D. Kunisch
  Chairman of the Board, President and Chief Executive Officer of PHH
  Corporation
William J. McCarthy
  Principal of William J. McCarthy, P.C., a Partner in the law firm of Venable, Baetjer and Howard, LLP
Morris W. Offit
  Chairman of the Board and Chief Executive Officer of OFFITBANK
Christian H. Poindexter
  Chairman of the Board and Chief Executive Officer of Baltimore Gas & Electric Company
William C. Richardson
  President of The Johns Hopkins University
Bishop L. Robinson
  Secretary of the Department of Public Safety and Correctional Services for the State of Maryland
Donald J. Shepard
  Chairman of the Board, President and Chief Executive Officer of AEGON USA,
  Inc.
Brian B. Topping
  Vice President of Mercantile Bankshares Corporation and a Vice Chairman of the Board of Mercantile-Safe Deposit & Trust Company
Calman J. Zamoiski, Jr.
  Chairman of the Board of Independent Distributors, Incorporated

             Listing as of March 31, 1995

CORPORATE INFORMATION


STRUCTURE/STRATEGY
Mercantile Bankshares Corporation is a multi-bank holding company with twenty affiliate banks and a mortgage banking company. Each member bank operates as a community bank, with its own name, management, Board of Directors and tradition of community service.

  While operating as a community bank, with a high degree of local autonomy and community identification, each affiliate is able to offer the more sophisticated services and outstanding financial strength of a major banking organization.

  Our policy, across the affiliate system, is to establish ongoing customer relationships founded on service and to focus on those particular services we know how to perform well.

PERSONAL BANKING
The banking affiliates of Mercantile Bankshares Corporation have 156 retail banking offices providing personal banking services. Services include deposit vehicles such as checking accounts, NOW accounts, Money Market Deposit Accounts, Certificates of Deposit and Individual Retirement Accounts. Loans are made to individuals to meet a variety of consumer needs.

CORPORATE BANKING
Each of the Corporation's affiliates pursues a commercial banking program serving local businesses. Specialized corporate banking services are centered at Mercantile-Safe Deposit & Trust Company. Corporate banking services include the making of various types of commercial and real estate loans, accepting deposits, cash management and short-term money market investing.

TRUST AND INVESTMENT
The Trust Division of Mercantile-Safe Deposit & Trust Company provides services to individuals, corporations and non-profit institutions. Services for individuals include investment management, estate settlement, living and testamentary trusts and custody of securities. Employee benefit plans, master and directed trusteeship and corporate financial services are provided to businesses. Endowment trusts are managed for non-profit institutions. The Trust Division is also investment advisor to M.S.D.&T. Funds, Inc., which provides a series of open-ended, no-load mutual funds.

MORTGAGE BANKING
Through offices in Maryland and Delaware, Mercantile Mortgage Corporation generates and services real estate mortgage loans and construction loans, as principal and as agent. Residential and commercial real estate appraisals are offered through an appraisal subsidiary.

STOCK INFORMATION
The common stock of Mercantile Bankshares Corporation is traded on the Nasdaq Stock Market under the symbol MRBK.

AUTOMATIC DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
Mercantile Bankshares Corporation offers its shareholders of common stock a Plan whereby they may automatically invest their cash dividends in Mercantile stock at a price which is 5% less than the market price on the dividend payment date. Plan participants may also make additional cash payments to purchase stock through the Plan at the market price. Mercantile Bankshares Corporation absorbs all fees and transaction costs.

Shareholders who wish to enroll in the Plan should contact the Corporation's Transfer Agent:

The Bank of New York
Mercantile Bankshares Corporation
Dividend Reinvestment and Stock Purchase Plan
P.O. Box 1958
Newark, New Jersey 07101-9774
800/524-4458

DIVIDEND DISBURSING AGENT AND TRANSFER AGENT FOR STOCK

The Bank of New York

For telephone inquiries:800/524-4458
For written inquiries:
The Bank of New York
Shareholder Relations Department 11E
P.O. Box 11258
Church Street Station
New York, New York 10286

Send certificates for transfer and address change notices to:
The Bank of New York
Receive and Deliver Department 11W
P.O. Box 11002
Church Street Station
New York, New York 10286

APPENDIX
Appearing at the top of page 2 of the First Quarter Report to Shareholders next to the heading "PRINCIPAL AFFILIATES", is the outline of a map of the state of Maryland, the eastern shore and northern portions of Virginia and southern Delaware. Shown in the approximate geographic location of each bank affiliate's headquarters are the numbers 1 through 20 which correspond to the numerical listing of affiliates contained on the same page.



(THE FOLLOWING INFORMATION APPEARS ON THE BACK COVER OF THE REPORT)

[LOGO]
MERCANTILE BANKSHARES CORPORATION

2 Hopkins Plaza
P.O. Box 1477
Baltimore, Maryland  21203


FIRST CLASS MAIL
U.S. POSTAGE PAID
PERMIT NO. 4
NEWARK, NJ